Exhibit 99.2

SHAKE SHACK ANNOUNCES “AT-THE-MARKET” EQUITY PROGRAM

NEW YORK, April 17, 2020 -- Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK), today announced that it has filed a prospectus supplement with the Securities and Exchange Commission (“SEC”), under which it may offer and sell shares of its Class A common stock (the “Shares”) having an aggregate offering price of up to $75,000,000 from time to time through an “at-the-market” equity offering program (the “ATM Program”). The Company currently intends to use the net proceeds from sales of Shares under the ATM Program primarily to strengthen its balance sheet, which would include use for general corporate purposes, and to further enhance the Company’s ability to resume execution of its long-term strategic growth plan. The timing of any sales will depend on a variety of factors to be determined by the Company.

The Shares will be offered through J.P. Morgan as the lead sales agent. BofA Securities and Wells Fargo Securities will also be acting as sales agents. Sales of Shares may be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on The New York Stock Exchange, Inc., on any other existing trading market for the Shares, to or through a market maker or in negotiated transactions. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and, as a result, sales prices may vary.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in a shelf registration statement on Form S-3 (File No. 333-225528) for the offering of Shares. Prospective investors should read the prospectus, the prospectus supplement and other documents the Company has filed with the SEC (some of which are incorporated by reference into the prospectus and prospectus supplement) for more complete information about the Company, the ATM Program and the risks the Company currently is facing due to the spread of COVID-19. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any Shares of the Company, which is made only by means of a prospectus supplement and related prospectus. There will be no sale of Shares in any jurisdiction in which the offer, solicitation of an offer to buy or sale would be unlawful.

About Shake Shack

Shake Shack is a modern day “roadside” burger stand known for its 100% all-natural Angus beef burgers, chicken sandwiches and flat-top Vienna beef dogs (no hormones or antibiotics - ever), spun-fresh frozen custard, crinkle cut fries, craft beer and wine and more. With its fresh, simple, high-quality food at a great value, Shake Shack is a fun and lively community gathering place with widespread appeal. Shake Shack’s mission is to Stand for Something Good®, from its premium ingredients and caring hiring practices to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the company has expanded to more than 280 locations in 30 U.S. States and the District of Columbia, including more than 95 international locations across London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the guidance set forth below. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, the ATM Program, the expected proceeds and uses thereof, including ability to mitigate effects of the COVID-19 outbreak on its business. Forward-looking statements discuss the Company's current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Form 10-K for the fiscal year ended December 25, 2019 and Current Reports on Form 8-K dated March 16, 2020 and April 17, 2020, as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Media:

Shake Shack

Kristyn Clark

kclark@shakeshack.com

or

Investors:

ICR

Melissa Calandruccio CFA

Michelle Michalski

investor@shakeshack.com